2005 Grant;
                                                    2005-2007 Performance Period

                            SCOTTISH RE GROUP LIMITED
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

                       Notice of Performance Shares Grant

     You (the "Grantee") have been granted the following Performance Shares by Scottish Re Group Limited, a Cayman Islands company (the "Company"), pursuant to the Scottish Re Group Limited 2004 Equity Incentive Compensation Plan (the "Plan"):

----------------------------------------------- ----------------------------------------------------
Name of Grantee:
----------------------------------------------- ----------------------------------------------------
Number of Performance Shares Granted:
----------------------------------------------- ----------------------------------------------------
Per Share Value of Ordinary Share at Grant:     $____
----------------------------------------------- ----------------------------------------------------
Date of Grant:                                  _________ __, 2005
----------------------------------------------- ----------------------------------------------------
Performance Goal for the Earning of             Performance Shares will be earned if and to the
Performance Shares                              extent that the Performance Goal has been achieved
                                                and the corresponding number of Performance Shares
                                                are deemed earned, as set forth on Exhibit A
                                                hereto.  Exhibit A is incorporated by reference
                                                herein and made a part hereof
----------------------------------------------- ----------------------------------------------------
Performance Period                              2005 - 2007
----------------------------------------------- ----------------------------------------------------
Vesting Date (i.e., date at which the risk of   The risk of forfeiture will lapse on all Performance
forfeiture of the Performance Shares lapses)    Shares earned in accordance with Exhibit A and this
                                                Agreement upon the completion of the Performance
                                                Period and the certification by the Committee of the
                                                level of achievement of the Performance Goal (the
                                                "Stated Vesting Date"), subject to earlier vesting
                                                upon a Change in Control or certain Terminations of
                                                Employment as provided in Section 5(e) of the Award
                                                Grant Guidelines
----------------------------------------------- ----------------------------------------------------
Settlement Date                                 Settlement will occur at the Stated Vesting Date,
                                                except (i) if validly deferred as of the Stated
                                                Vesting Date or in connection with a Retirement,
                                                or (ii) as otherwise provided in Section 5(e) of
                                                the  Award Grant Guidelines
----------------------------------------------- ----------------------------------------------------

     Each Performance Share represents a conditional right to receive one Ordinary Share, par value $0.01 per ordinary share (a "Share"), in settlement of the Award at a specified future date, if performance-based and service-based vesting conditions and other terms and conditions have been met. Performance Shares include rights to dividend equivalents.

     By your signature and the signature of the Company's representative below, you and the Company agree that the Performance Shares evidenced hereby are granted under and governed by the terms and conditions of the Plan, the Award Grant Guidelines under the Plan and the Performance Shares Agreement, all of which are incorporated by reference and made a part of this document.

  Grantee:                                   Scottish Re Group Limited:

  ________________________________           By:_______________________________

  Date:___________________________           Title:_____________________________

                                             Date:_____________________________

                            SCOTTISH RE GROUP LIMITED
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

                          Performance Shares Agreement

SECTION 1.  GRANT OF PERFORMANCE SHARES

     (a) Performance Shares. On the terms and conditions set forth in the Notice of Performance Shares Grant (the "Notice") and this Performance Share Agreement (the "Agreement," which includes the Notice), the Company grants to the Grantee on the Date of Grant the number of Performance Shares set forth in the Notice, subject to the restrictions set forth in the Plan, the Award Grant Guidelines, and this Agreement.

     (b) Plan and Defined Terms. The Performance Shares are granted pursuant to the Plan and the Award Grant Guidelines, copies of which the Grantee acknowledges having received. All terms, provisions, and conditions applicable to the Performance Shares set forth in the Plan and the Award Grant Guidelines and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. To the extent any provision hereof is inconsistent with a provision of the Award Grant Guidelines, the provisions of this Agreement shall govern. All capitalized terms that are used in this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan and the Award Grant Guidelines.

SECTION 2.  TERMS OF PERFORMANCE SHARES

     (a) Vesting, Forfeiture and Settlement of Performance Shares. The vesting, forfeiture and settlement of the Performance Shares shall be governed by the Notice, Exhibit A hereto, and Section 5(e) and other applicable provisions of the Award Grant Guidelines.

     (b) Deferral of Settlement; Compliance with Code Section 409A. Settlement of any Performance Share, which otherwise would occur at the Stated Vesting Date (including following Grantee's Retirement), will be deferred in certain cases if and to the extent Grantee has made a valid deferral election relating to the Performance Shares. Deferral elections must be filed not later than six months before the end of the Performance Period. Terms of Performance Shares that are deemed to constitute deferrals under Code Section 409A (whether or not elective) shall comply with the terms and requirements of Code Section 409A in order to ensure that no tax penalties apply thereunder. Elective deferrals will be subject to such other restrictions and terms as may be specified by the Company prior to deferral. Other provisions of this Agreement notwithstanding, under U.S. federal income tax laws and Treasury Regulations (including proposed regulations) as presently in effect or hereafter implemented, (i) if the timing of any distribution in settlement of Performance Shares would result in Grantee's constructive receipt of income relating to the Performance Shares prior to such distribution, the date of distribution will be the earliest date after the specified date of distribution that distribution can be effected without resulting in such constructive receipt; (ii) any rights of the Grantee or retained authority of the Company with respect to Performance Shares hereunder shall be automatically modified and limited to the extent necessary so that Grantee will not be deemed to be in constructive receipt of income relating to the Performance Shares prior to the distribution and so that Grantee shall not be subject to any penalty under Code Section 409A; (iii) a deferral election will be effective only if, after giving effect to clause (ii) above, it complies with applicable requirements under Section 409A to defer income past the Stated Vesting Date; and (iv) any settlement which is to occur at the Stated Vesting Date is required to be completed within the "short term deferral" period specified in IRS Notice 2005-1, Q/A 4(c).

     (c) Dividend Equivalents and Adjustments. Dividend equivalents will be credited in respect of Performance Shares in accordance with Section 6 of the Award Grant Guidelines and Section 9 of the Plan.

     (d) Fractional Performance Shares and Shares. The Company shall determine from time to time whether or not Performance Shares credited to Grantee shall include fractional Performance Shares, or a reasonable alternative method for accounting for such fractional Performance Shares. Unless otherwise determined by the Company, upon settlement of the Performance Shares Grantee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such Performance Shares.

     (e) Unfunded Nature of Performance Shares. Any provision for Performance Shares and Grantee's rights thereto hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Grantee or any Beneficiary any right to, or claim against, any specific assets of the Company, nor result in the creation of any trust or escrow account for Grantee. With respect to any entitlement of Grantee or any Beneficiary to any distribution hereunder, Grantee or such Beneficiary shall be a general creditor of the Company.

     (f) Non-Transferability. Performance Shares are non-transferable to the extent specified in Section 5(f) of the Award Grant Guidelines.

SECTION 3.  MISCELLANEOUS PROVISIONS

     (a) Tax Withholding. The Company will withhold, on a mandatory basis, from the Shares deliverable upon settlement of Performance Shares, the number of Shares necessary to satisfy mandatory withholding obligations, except (i) this withholding will not be required if the Grantee has, at least 60 days before the vesting date, made arrangements satisfactory to the Company to satisfy such withholding obligations, and (ii) the Committee reserves the right to have the Company not withhold Shares at any time, in which case the Grantee will be obligated to provide for payment of withholding obligations in some other manner.

     (b) Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee's acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement by the Company, the Board, or the Committee.

     (c) Notice. Any notice in writing to be served hereunder shall be given personally to the Grantee or to the Chief Executive Officer of the Company (as the case may be) or shall be couriered or posted by registered mail to the Company (for the attention of its Chief Executive Officer) at its principal executive office or to the Grantee at the address that he or she most recently provided in writing to the Company. Any such notice sent by post shall be deemed served three days after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post or couriered.

     (d) No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment with the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Grantee.

     (e) Compliance with Law. The Company shall make reasonable efforts to comply with all applicable securities laws; provided, however, notwithstanding any other provision of this Agreement, no Shares shall be issued if such issuance would result in a violation of any such law.

     (f) Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

     (g) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

     (h) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such jurisdiction, without giving effect to the principles of conflicts of laws thereof.

     (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) Modification or Amendment. This Agreement may only be modified or amended in written agreement executed by the Company and, if such modification or amendment is materially adverse to Grantee, by the Grantee; provided, however, that the adjustments permitted pursuant to Section 9 of the Plan may be made without such written agreement.

     (k) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

                                                                       Exhibit A

                            SCOTTISH RE GROUP LIMITED
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

                  Performance Goal for Performance Shares Grant
                         2005 - 2007 Performance Period

     This Exhibit to the Notice of Performance Shares Grant and Performance Shares Agreement (the "Agreement") sets forth the Performance Goal to be achieved and the corresponding level at which the Performance Shares will be deemed to be earned. Note: The number of Performance Shares earned for "target" performance is 50% of the total number of Performance Shares granted, and for "maximum" performance is 100% of the Performance Shares granted.

     The following table defines the levels of achievement of the three elements of the Performance Goal, operating earnings per share growth ("Operating EPS Growth"), operating return on equity ("Operating ROE"), and book value growth ("Book Value Growth"):

    Table 1 -- Levels of Achievement of Each Element of the Performance Goal

       ----------------------- ----------------- --------------- --------------

       SCT Performance Goals      Threshold          Target         Maximum
       -- 2005 - 2007
       ----------------------- ----------------- --------------- --------------

       1.  Operating EPS             +10%             +15%           +20%
           Growth
       ----------------------- ----------------- --------------- --------------

       2.  Operating ROE             10%             12.5%            15%

       ----------------------- ----------------- --------------- --------------

       3.  Book Value Growth         +8%              +11%           +14%

       ----------------------- ----------------- --------------- --------------

          1. Operating EPS Growth represents the percentage increase in Operating Earnings Per Share (defined below) in each of the years in the 2005 - 2007 performance period as compared to Operating Earnings Per Share in the previous year, averaged for the three years in the performance period. In the initial year, 2005 Operating Earnings Per Share is compared to 2004 Operating Earnings Per Share. "Operating Earnings Per Share" means (1) Operating Earnings divided by (2) the diluted number of ordinary shares outstanding calculated on a GAAP basis for the measurement period. "Operating Earnings" means net income calculated in accordance with US GAAP minus (plus) net realized capital gains (losses) and plus (minus) the net decrease (increase) in value of embedded derivatives, calculated in accordance with DIG B36. Realized capital gains and losses and the change in value of the embedded derivatives are net of the related effects upon the amortization of deferred acquisition costs and taxes related to these items.

          2. Operating ROE means average annual operating Return on Equity for the three years in the performance period. "Return on Equity" means (1) Operating Earnings (as defined above) divided by (2) average shareholders equity for the trailing 12-month period, plus (minus) net unrealized depreciation (appreciation) on investments (calculated in accordance with FAS 115) and plus the fair value of the DIG B36 embedded derivatives if it is a loss and minus such fair value if it is a gain, both net of related effects upon the amortization of deferred acquisition costs and taxes related to these items.

          3. Book Value Growth represents the percentage increase in Book Value per Share in each of the years in the 2005 - 2007 performance period as compared to Book Value per share in the previous year, averaged for the three years in the performance period. In the initial year, 2005 Book Value per Share is compared to 2004 Book Value per Share. Book Value Per Share means
               (1) shareholders' equity calculated on a GAAP basis plus (minus) net unrealized depreciation (appreciation) on investments (calculated in accordance with FAS 115) and plus the fair value of the DIG B36 embedded derivatives if it is a loss and minus such fair value if it is a gain, both net of related effects upon the amortization of deferred acquisition costs and taxes related to these items; divided by (2) the number of ordinary shares outstanding plus the number of ordinary shares that may be acquired by exercise of the Cypress warrants.

     The Committee may rely on the Company's financial statements and related information for purposes of determining achievement of the Performance Goal, including unaudited financial results.

     The following table specifies the "Earned Percentage," which represents the percentage of the total number of Performance Shares that are deemed earned as a result of achievement of each element of the Performance Goal.

      Table 2 -- Earned Percentage Upon Achievement of the Performance Goal

     ----------------------- ----------------- --------------- ----------------

     Performance Goal             Earned           Earned          Earned
     Element                   Percentage -     Percentage -    Percentage -
                              for Threshold      for Target      for Maximum
                               Performance      Performance      Performance
     ----------------------- ----------------- --------------- ----------------

     1.  Operating EPS             8.3%            16.7%            33.3%
         Growth

     ----------------------- ----------------- --------------- ----------------

     2.  Operating ROE             8.3%            16.7%            33.3%

     ----------------------- ----------------- --------------- ----------------

     3.  Book Value Growth         8.3%            16.7%            33.3%

     ----------------------- ----------------- --------------- ----------------

     Total Earned                 25.0%             50%             100%
     Percentage

     ----------------------- ----------------- --------------- ----------------

     For any performance below the Threshold level, the Earned Percentage will be 0%. For each element of the Performance Goal, for performance between Threshold and Target levels or between Target and Maximum levels (as specified in Table 1 above), the Earned Percentage in the table above will be interpolated.

     Performance Shares are deemed to be "earned" in accordance with this
Exhibit if the performance condition for the vesting of the Performance Shares has been achieved. The Committee will determine whether Performance Shares have been earned within a reasonable time after completion of the financial statements following the end of the Performance Period. Vesting of the Performance Shares will occur at the time the Committee makes this determination, if the Grantee has met the service condition through the date of the Committee's determination, except as otherwise specified in the Agreement.